================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MARCH 6, 2002


                             ALDERWOODS GROUP, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




         DELAWARE                      000-33277               52-1522627
----------------------------    ------------------------    ----------------
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                     Identification No.)

       311 ELM STREET, SUITE 1000
              CINCINNATI, OHIO                                  45202
----------------------------------------                      ----------
(Address of Principal Executive Offices)                      (Zip code)


        Registrant's telephone number, including area code: 513-768-7400
                                                            ------------

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


================================================================================

EXPLANATORY NOTE:

         The purpose of this amendment is to correct the description of the change in fiscal year as reported in the Current Report on Form 8-K filed March 7, 2002 by Alderwoods Group, Inc. (the "Company"), a Delaware corporation. The information included below is intended to replace, in its entirety, the information contained in Item 8 to the Current Report on Form 8-K filed on March 7, 2002.

ITEM 8.  CHANGE IN FISCAL YEAR.

         On March 6, 2002, the Board of Directors of the Company approved a change in the Company's fiscal year end from December 31 to the Saturday nearest to December 31 in each year (whether before or after such date). This change will be effective for fiscal year 2002, which will end on December 28, 2002. There will be no transition period for such change in fiscal year end.

         In connection with the change in fiscal year end, the Company will also realign its fiscal quarters. The first and second fiscal quarters will each consist of 12 weeks and the third fiscal quarter will consist of 16 weeks. The fourth fiscal quarter will typically consist of 12 weeks, but this period may be altered, if necessary, in order to cause the fourth fiscal quarter to end on the same day as the fiscal year, as described above. As a result of this, the fourth fiscal quarter will consist of 13 weeks in certain years.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ALDERWOODS GROUP, INC.


                                       By: /s/ BRADLEY D. STAM
                                           ---------------------------------
                                           Name:    Bradley D. Stam
                                           Title:   Senior Vice President,
                                                      Legal & Asset Management

Date:  May 6, 2002